Exhibit 10.4




                              CONSULTING AGREEMENT

                  CONSULTING AGREEMENT, dated as of ____, 1997 (this "Agreement") by and between Provident Bankshares Corporation, a Maryland corporation (the "Company"), and Herbert W. Jorgensen (the "Consultant").

                  WHEREAS, the Company and First Citizens Financial Corporation ("Seller"), a Delaware corporation, have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 10, 1997, pursuant to which, among other things, Seller shall be merged with and into the Company as of the Effective Time (as defined in the Merger Agreement);

                  WHEREAS, in connection with the transactions contemplated by the Merger Agreement and in recognition of the Consultant's experience and abilities, the Company desires to assure itself of the services of the Consultant in accordance with and subject to the terms and conditions provided herein; and

                  WHEREAS, the Consultant wishes to perform services for the Company in accordance with and subject to the terms and conditions provided herein.

                  NOW, THEREFORE, in consideration of the mutual premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Engagement as Consultant. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

                  2. Term. The Term of this Agreement (the "Term") shall commence as of the Effective Time (as defined in the Merger Agreement) and terminate on the third anniversary thereof.

                  3. Duties. From time to time during the Term, the Consultant shall perform such services relating to the business of the Company and its subsidiaries as the Consultant and the Chief Executive Officer or Board



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of Directors of the Company shall mutually agree, consistent with those duties heretofore performed by the Consultant as an officer of Seller. Subject to the preceding sentence, (i) Consultant shall provide advisory and consulting services during the term of this Agreement, and will give the Company and its affiliates the benefit of his special knowledge, skill, contacts and business experience in the financial institutions industry and (ii) Consultant shall provide said consultation services to the Company and its affiliates in any capacity that is responsive to the requests of the Company. Due to Consultant's long relationship with the Seller and his recognition in the community, his participation as a consultant in the Company's business will add to the stature of the Company and its affiliates. The Consultant shall in no event be required to provide consulting services to the Company for more than 50 hours during any calendar month. The scheduling of such time shall be mutually agreeable to the Consultant and the Company. Subject to the Consultant's obligations pursuant to
Section 8 or otherwise hereunder, the Company acknowledges that the Consultant is permitted to pursue other activities, whether of a personal or business nature, and, accordingly, may not always be immediately available to the Company. As of the Effective Time, the Company shall appoint the Consultant to the Board of Directors of the Company and the Board of Directors of Provident Bank of Maryland (the "Bank") and shall, during the two-year period following the Effective Time, use its best efforts to cause the Consultant to be elected (and, if applicable, reelected) to such Boards. The Consultant shall be deemed an outside director and shall be entitled to receive all fees and other compensation to which the Company's outside directors are entitled. During the Term, the Consultant shall serve as Chairman of the advisory board to be established pursuant to the Merger Agreement.

                  4. Place of Performance. The Consultant shall perform his duties and conduct his business from his primary residence and/or at such other locations as are reasonably acceptable to him and the Company; PROVIDED, HOWEVER, that, during the Term, the Consultant shall be provided with the same office space used by him during his employment as an officer of Seller or comparable office space at a location in Montgomery County, Maryland reasonably acceptable to the Consultant and the Company.

                  5. Independent Contractor. During the term of this Agreement, the Consultant shall be an independent contractor and not an employee of the Company and is not entitled to the benefits provided by the Company and/or


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its affiliates to its employees, including but not limited to group insurance and coverage under any tax-qualified retirement plan; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Company shall provide to the Consultant the benefits described in the second sentence of Section 6.7(d) of the Merger Agreement. Accordingly, Consultant shall be responsible for payment of all taxes, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

                  6. Compensation and Related Matters.

                           (a) Monthly Consulting Fee. During the Term, the
Company shall pay to the Consultant a monthly consulting fee of $6,875.00 per month.

                           (b) Business Expenses. The Consultant shall be
reimbursed by the Company for all reasonable business expenses incurred by him in connection with his performance of consulting services hereunder upon submission by the Consultant of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

                  7. Termination. The Consultant's engagement as a consultant hereunder shall terminate without further action by any party hereto upon the expiration of the Term. This Agreement may also be terminated by the Company without further obligation other than for fees already earned or as set forth in the next sentence of this Section 7 if the Consultant engages in any willful conduct with regard to his obligations to the Company under this Agreement which is materially injurious to the Company. Upon any termination of the Consultant's engagement as a consultant hereunder, the parties hereto shall have no further obligation or liability under this Agreement, except that the Company shall pay the Consultant all fees and reimburse the Consultant for all reasonable expenses incurred hereunder prior to the date of termination.

                  8. Covenant Not to Compete. (a) The Consultant hereby agrees that, during the Term and for a period of one year thereafter, the Consultant shall not, whether acting individually or as an officer, director, employee, agent, stockholder or consultant of any person, firm, corporation, business or other entity, engage in a business that competes, directly or indirectly, in any material respect with the business conducted during such period by the Company, the Seller and their respective subsidiaries; PROVIDED, HOWEVER, that the Consultant may


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own publicly traded stock of any such person, firm, corporation, business or other entity constituting not more than 5% of the outstanding shares of such class of stock.

                  (b) The Consultant and the Company acknowledge that the noncompetition provision contained in Section 8(a) above is reasonable and necessary, in view of the nature of the Company and the Seller, their businesses and his knowledge thereof, in order to protect the legitimate interests of the Company and the Seller.

                  (c) The Consultant agrees that during the Term and for a period of one year thereafter, he shall not (i) induce any employee of the Company, the Seller or any of their affiliates to leave the employ of the Company, the Seller or any of their affiliates or to accept any other employment or position, or (ii) assist any other person in hiring any such employee, PROVIDED, HOWEVER, that nothing contained herein shall prevent the Consultant from responding to or addressing inquiries initiated by employees of the Company or any of its subsidiaries.

                  (d) The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations under this Agreement, which concerns the personal, financial or other affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other individual, partnership, company or other organization except as may be required by law or by order of any court.

                  (e) The Company hereby agrees that in the event of any alleged breach of this Section 8 by the Consultant, the Company shall deliver to the Consultant a written notice, which notice shall specifically identify the manner in which the Consultant has allegedly breached this Section 8. Upon receipt of such notice, Consultant shall have a period of 20 calendar days during which period he may attempt to cure any such specified breach. The Company hereby agrees that it shall not seek any judicial remedy or relief in respect of any such alleged breach until after the expiration of such 20 calendar day period, and may only seek such judicial remedy or relief in the event any such breach has not been reasonably cured during such 20 calendar day period.

                  9. Compliance with Law. In the performance of the services herein contemplated, the Consultant is an independent contractor with the authority to control the details of his work. However, the services of the Consultant are subject to the approval of the Company and


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shall be subject to the Company's general right of supervision to secure the satisfactory performance thereof. The Consultant agrees to comply with all federal, state and municipal laws, rules and regulations, as well as all policies and procedures of the Company, that are now or may in the future become applicable to the Consultant in connection with his services to the Company.

                  10. Indemnification. The Company shall indemnify and hold harmless the Consultant to the full extent permitted by law and the by-laws of the Company for all expenses, costs, liabilities and legal fees that the Consultant may incur in the discharge of his duties hereunder, including the mandatory advancement of and reimbursement for any legal fees and expenses incurred by the Consultant in enforcing any right or benefit under this Agreement. Such payments shall be made within 5 days after the Consultant's request for payment. Any termination or expiration of the Consultant's engagement as a consultant hereunder or of this Agreement shall have no effect on the continuing operation of this Section 9.

                  11. Excise Tax Indemnity.

                           (a) As long as the Consultant is not in material
breach of this Agreement, in the event that any payment or benefit received or to be received by the Consultant hereunder (either alone or in conjunction with any other payment or benefit) becomes subject to an excise tax (the "Excise Tax") pursuant to section 4999 of the Code, the Company shall promptly pay the Consultant the amount (the "Gross-Up Payment") that is necessary to place the Consultant in the same after-tax financial position (taking into account federal, state and local income, employment and excise taxes) in which he would have been had no payments hereunder been subject to the Excise Tax. In no event shall the Company indemnify or provide a Gross-Up Payment for any portion of such Excise Tax which is attributable to payments that are not specifically made pursuant to this Agreement.

                           (b) Each party shall notify the other in writing of
any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than ten business days after such party is informed in writing of such claim and such party shall apprise the other party of the nature of such claim and the date on which such claim is requested to be paid.



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                           (c) The Company shall bear and pay directly all costs
and expenses (including legal fees and additional interests and penalties) incurred in connection with any such claim or proceeding, to the extent related to the Excise Tax, and shall indemnify and hold the Consultant harmless, on an after tax basis, as provided in Section 11(a), for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                  12. Successors; Binding Agreement.

                           (a) The Company shall require any successor to all or
substantially all of the business or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                           (b) This Agreement and all rights of the Consultant
hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by the Consultant.

                  13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other addresses for a party as shall be specified by the notice):

                  If to the Company:

                           Robert L. Davis
                           General Counsel and
                             Secretary

                  If to the Consultant:

                           Herbert W. Jorgensen
                           [address]


                  14. Disputes.

                           (a) Any dispute, controversy or claim arising out of
or relating to this Agreement, including any annexes hereto, or the breach, termination or validi-


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ty hereof, shall be finally settled by arbitration by one arbitrator in Maryland pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16.

                           (b) In no event shall the Consultant be liable to the
Company on account of any breach or breaches of this Agreement for an aggregate amount that exceeds the amount paid to the Consultant during the Term under
Section 6(a) hereof.

                  15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the parties which are not set forth expressly in this Agreement. This Agreement shall be governed and construed in accordance with the laws of Maryland, without giving effect to the principles of conflicts of law thereunder.

                  16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

                  17. Enforcement. If any court or arbitrator determines that any covenant contained in this Agreement, or any part thereof, is unenforceable for any reason, the duration and/or scope of such provision shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first above written.

                                            PROVIDENT BANKSHARES CORPORATION



                                            By:
                                               -----------------------------
                                            Name:  Carl W. Stearn
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer





                                            --------------------------------
                                            Consultant